                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated March 13, 2000, relating to the financial statement and financial highlights of Morgan Stanley Dean Witter Balanced Income Fund referred to in such report, which appears in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
March 12, 2001